UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2009

iShares® COMEX® Gold Trust

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	001-32418 (Commission File Number)	81-6124036 (I.R.S. Employer Identification No.)

c/o BlackRock Asset Management International Inc.

400 Howard Street

San Francisco, California 94105

Attn: BlackRock Institutional Trust Company, N.A.’s Product Management Team

Intermediary Investor and Exchange-Traded Products Department

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 597-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 1, 2009, the previously announced acquisition of the sponsor (the “Sponsor”) of the iShares® COMEX® Gold Trust (the “Trust”), and certain of its affiliated companies by BlackRock, Inc. was consummated. In connection with this change of ownership, the name of the Sponsor was changed to BlackRock Asset Management International Inc., and the First Amended and Restated Depositary Trust Agreement governing the Trust was amended to appoint a new agent for service of process on the Sponsor in New York. A copy of the amendment is filed herewith as Exhibit 4.1. A copy of the Sponsor’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item.

Item 9.01.	Financial Statements and Exhibits

Exhibit 4.1	First Amendment to First Amended and Restated Depositary Trust Agreement.

Exhibit 99.1	Press release dated December 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2009

iShares® COMEX® Gold Trust*

By:	BlackRock Asset Management International Inc.

By:	/s/ Geoffrey Flynn
Name:	Geoffrey Flynn
Title:	Managing Director

By:	/s/ Jack Gee
Name:	Jack Gee
Title:	Principal

*	The registrant is a trust. The individuals specified above are signing in their capacities as officers of BlackRock Asset Management International Inc., the sponsor of the trust.